UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

JUNIPER NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 240.0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 22, 2013

Juniper Networks, Inc. today updated its proxy card and telephone and internet voting procedures for its 2013 Annual Meeting of Stockholders to be held on May 21, 2013 in order to make the voting choices clearer so that stockholders can vote “For,” “Against” or “Abstain” on each director.

If you have already voted, you do not need to submit any new voting instructions as your previously submitted Proxy Card or voting instructions will be voted at the Annual Meeting. You also can change your vote as detailed in the proxy statement for the Annual Meeting.

If you have not yet voted, you may continue to use the existing Proxy Card or voting instruction form you received, or you may vote using the telephone and internet voting procedures. If you are a record holder, you may also request a new, revised Proxy Card from Innisfree M&A Incorporated at the contact information below.

If you have used or continue to use the prior Proxy Card or voting instruction form, a vote for a director indicated as “Withhold” on the prior Proxy Card or voting instruction card will be treated as an “Against” vote for all purposes at the Annual Meeting.

If you need any assistance with voting, please contact:

Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022
Toll-Free (888) 750-5834

Banks and brokers, call collect:
(212) 750-5833

Juniper’s board of directors recommends that you vote FOR all items on the agenda.

Your vote is important. Please vote as soon as possible

JUNIPER NETWORKS, INC.
ATTN: INVESTOR RELATIONS
1194 N.MATHILDA AVENUE
SUNNYVALE, CA 94089-1206

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

01	Pradeep Sindhu	☐	☐	☐

02	Robert M. Calderoni	☐	☐	☐

03	William F. Meehan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Ratification of Ernst & Young LLP, an independent registered public accounting firm, as auditors.	☐	☐	☐

3.	Approval of a non-binding advisory resolution on executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The LTR/NPS/10K COMBO is/are available at www.proxyvote.com.

JUNIPER NETWORKS, INC.
2013 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 21, 2013
9:00 a.m. Pacific time

Juniper Networks, Inc.
1133 Innovation Way
Building A, Aristotle Conference Room
Sunnyvale, CA 94089
Mailing Address: 1194 N. Mathilda Avenue, Sunnyvale, CA 94089

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2013

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted ''FOR'' the election of the nominees on item 1, "FOR" items 2 and 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.
By signing the proxy, you revoke all prior proxies and appoint Robyn M. Denholm and Mitchell Gaynor, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. The above named proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side